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                                                                    EXHIBIT 21.1

                             MERITAGE CORPORATION
                             LIST OF SUBSIDIARIES

                                                      JURISDICTION OF
                                                      INCORPORATION OR
   NAME OF ENTITY                                     ORGANIZATION
   --------------                                  -----------------
Monterey Homes Arizona, Inc.                            Arizona
Meritage Paseo Crossing, LLC                            Arizona
Monterey Homes Construction, Inc.                       Arizona
Meritage Paseo Construction, LLC                        Arizona
Meritage Homes of Arizona, Inc.                         Arizona
Meritage Homes Construction, Inc.                       Arizona
MTH-Texas GP, Inc.                                      Arizona
MTH-Texas LP, Inc.                                      Arizona
Legacy/Monterey Homes L.P.                              Arizona
Meritage Homes of Northern California, Inc.             California
Hancock-MTH Builders, Inc.                              Arizona
Hancock-MTH Communities, Inc.                           Arizona
Legacy Operating Company, L.P.                          Texas
Texas Home Mortgage Corporation                         Texas